Exhibit 5.1

ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE
MILWAUKEE, WI 53202-5306
414.271.2400 TEL
414.297.4900 FAX
foley.com
September 24, 2010
Whiting Petroleum Corporation
1700 Broadway, Suite 2300
Denver, CO 80290
Ladies and Gentlemen:
          We have acted as counsel for Whiting Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-159055) (the “Registration Statement”), including the prospectus constituting a part thereof, dated May 8, 2009, and the prospectus supplement, dated September 21, 2010 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of $350,000,000 aggregate principal amount of the Company’s 6 1/2% Senior Subordinated Notes due 2018 (the “Notes”) in the manner set forth in the Registration Statement and the Prospectus. The Notes are fully and unconditionally guaranteed (the “Guarantee”) by Whiting Oil and Gas Corporation (the “Guarantor”) and have been issued under the Subordinated Indenture, dated as of April 19, 2005 (the “Indenture”), among the Company, certain subsidiaries of the Company, including the Guarantor, and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of September 24, 2010, among the Company, the Guarantor and the Trustee, establishing the terms and providing for the issuance of the Notes (the “Supplemental Indenture”).
          As counsel to the Company in connection with the issuance and sale of the Notes, we have examined: (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Indenture and the Supplemental Indenture; (iii) the Notes and the Guarantee; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.
          In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

BOSTON	JACKSONVILLE	MILWAUKEE	SAN DIEGO	SILICON VALLEY
BRUSSELS	LOS ANGELES	NEW YORK	SAN DIEGO/DEL MAR	TALLAHASSEE
CHICAGO	MADISON	ORLANDO	SAN FRANCISCO	TAMPA
DETROIT	MIAMI	SACRAMENTO	SHANGHAI	TOKYO
WASHINGTON, D.C.

Whiting Petroleum Corporation
September 24, 2010

          Based upon and subject to the foregoing and the other matters set forth herein, assuming that (i) each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligations of, the Trustee and (ii) the Notes have been duly authenticated by the Trustee, and having regard for such legal considerations as we deem relevant, we are of the opinion that:
     1. The Notes, when delivered by the Company in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
     2. The Guarantee, when delivered by the Company in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
          We are qualified to practice law in the States of Wisconsin and New York and we do not purport to be experts on the law other than that of the States of Wisconsin and New York, the provisions of the Delaware General Corporation Law and the federal laws of the United States of America. We are not qualified to practice law in the State of Delaware. We express no opinion as to the laws of any jurisdiction other than the States of Wisconsin and New York, the provisions of the Delaware General Corporation Law and the federal laws of the United States.
          We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Foley & Lardner LLP